Exhibit 99.2

Pharmasset, Inc. 303-A College Road East Princeton, NJ 08540 U.S.A. Phone: (609) 613-4100 Fax: (609) 613-4150 Nasdaq: VRUS

Pharmasset Prices Public Offering of Common Stock

PRINCETON, NJ – (January 20, 2011) – Pharmasset, Inc. (Nasdaq: VRUS) announced today the pricing of an underwritten public offering of 3,300,000 shares of its common stock at an offering price of $46.33 per share. Of the shares being sold, Pharmasset is selling 2,300,000 shares and the selling stockholders are selling 1,000,000 shares. Pharmasset expects to receive net proceeds, after deducting the underwriting discount and estimated offering expenses, of approximately $101.5 million. Pharmasset will not receive any proceeds from the sale of shares by the selling stockholders. In addition, Pharmasset has granted the underwriters a 30-day option to purchase up to an additional 495,000 shares of common stock. The offering is expected to close on January 26, 2011, subject to customary closing conditions. Citi is serving as sole book-running manager for the offering. Morgan Stanley & Co. Incorporated is serving as the co-lead manager, and BofA Merrill Lynch, Leerink Swann LLC and Wedbush PacGrow Life Sciences are serving as co-managers.

The shares described above are being offered pursuant to an automatic shelf registration statement filed by Pharmasset with the Securities and Exchange Commission on January 18, 2011, which became effective upon filing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Citi at Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, Attention: Prospectus Department, 800-831-9146.

About Pharmasset

Pharmasset is a clinical-stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis C virus (HCV).

Contact

Richard E. T. Smith, Ph.D.

VP, Investor Relations and Corporate Communications

richard.smith@pharmasset.com

Office: +1 (609) 613-4181

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts, including, without limitation, statements regarding the net proceeds from the offering and the closing of the offering, are “forward-looking statements” that involve risks, uncertainties and other important factors, including, without limitation, the risk that adverse events could cause a delay of the closing of the offering, the termination of the offering or the cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that we will be unable to apply the proceeds of the shares being sold by us in the offering as presently intended, the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies involving our product candidates, the risk that our collaboration with Roche will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of risks, uncertainties and important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the Securities and Exchange Commission and discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission.